Exhibit h.(vi).c

AMENDMENT TWO TO FUND ACCOUNTING AGREEMENT

Effective: December 21, 2015

The Fund Accounting Agreement dated December 31, 2014 by and among HARTFORD FUNDS MANAGEMENT COMPANY, LLC (the “Fund Accountant”) and each of THE HARTFORD MUTUAL FUNDS, INC., THE HARTFORD MUTUAL FUNDS II, INC., HARTFORD SERIES FUND, INC. and HARTFORD HLS SERIES FUND II, INC., on behalf of their respective series listed on Schedule A, and THE HARTFORD ALTERNATIVE STRATEGIES FUND (together with the series listed on Schedule A, the “Funds”) is hereby amended as follows: (1) The Hartford Alternative Strategies Fund (the “Fund”) is removed as a party as the Fund was liquidated on November 20, 2015. All other parts of the Agreement remain unchanged and (2) the Schedule A and Schedule B are amended as attached hereto.

The Hartford Mutual Funds, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade, Vice President

The Hartford Mutual Funds II, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade, Vice President

Hartford Series Fund, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade, Vice President

Hartford HLS Series Fund II, Inc.

By:	/s/ Laura S. Quade
Laura S. Quade, Vice President

A-1

The Hartford Alternative Strategies Fund

By:	/s/ Laura S. Quade
Laura S. Quade, Vice President

Hartford Funds Management Company, LLC

By:	/s/ Gregory A. Frost
Gregory A. Frost, Chief Financial Officer

A-2

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund (formerly known as The Harford Discipline Equity Fund)

The Hartford Dividend and Growth Fund

Hartford Duration-Hedged Strategic Income Fund

The Hartford Emerging Markets Local Debt Fund

Hartford Emerging Markets Equity Fund (formerly known as The Hartford Emerging Markets Research Fund)

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

The Hartford Global Alpha Fund

Hartford Global Capital Appreciation Fund

Hartford Global Equity Income Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund (formerly known as Hartford International Capital Appreciation Fund)

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

A-3

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

Hartford Small Cap Core Fund (formerly known as The Hartford Small/Mid Cap Equity Fund)

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford World Bond Fund

A-4

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford SmallCap Growth Fund

The Hartford Value Opportunities Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund

Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund

Hartford SmallCap Growth HLS Fund

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund

A-5

SCHEDULE B

To the Fund Accounting Agreement

MUTUAL FUND ACCOUNTING FEES

Annual fee calculated at the following annual rates based on the average daily Fund net assets:

The Hartford Emerging Markets Local Debt Fund, Hartford Emerging Markets Equity Fund (formerly, The Hartford Emerging Markets Research Fund), The Hartford Global All-Asset Fund, The Hartford Global Alpha Fund, The Hartford Global Real Asset Fund, Hartford Long/Short Global Equity Fund, Hartford Real Total Return Fund and The Hartford Unconstrained Bond Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.025%
On Next $5 billion	0.020%
Over $10 billion	0.015%

The Hartford Balanced Income Fund, The Hartford High Yield Fund, Hartford International Equity Fund, The Hartford International Growth Fund, Hartford Multi-Asset Income Fund, The Hartford Short Duration Fund, The Hartford Strategic Income Fund, The Hartford Total Return Bond Fund, The Hartford World Bond Fund, Hartford High Yield HLS Fund and Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.020%
On Next $5 billion	0.015%
Over $10 billion	0.010%

The Hartford Balanced Fund, The Hartford Capital Appreciation Fund, The Hartford Floating Rate Fund, The Hartford Floating Rate High Income Fund, Hartford Global Equity Income Fund, The Hartford International Opportunities Fund, The Hartford International Small Company Fund, The Hartford International Value Fund, Hartford Municipal Income Fund, The Hartford Municipal Opportunities Fund, Hartford Municipal Short Duration Fund and Hartford Capital Appreciation HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.018%
On Next $5 billion	0.014%
Over $10 billion	0.010%

Hartford Core Equity Fund, The Hartford Municipal Real Return Fund, The Hartford SmallCap Growth Fund, Hartford Balanced HLS Fund and Hartford International Opportunities HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.016%
On Next $5 billion	0.013%
Over $10 billion	0.010%

The Hartford Dividend and Growth Fund, Hartford Duration-Hedged Strategic Income Fund, Hartford Global Capital Appreciation Fund, The Hartford Healthcare Fund, The Hartford Inflation Plus Fund, The Hartford MidCap Value Fund, The Hartford Quality Bond Fund, The Hartford Small Company Fund, Hartford Small Cap Core Fund, The Hartford Value Opportunities Fund, Hartford Global Growth HLS Fund and Hartford Small/Mid Cap Equity HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.014%
On Next $5 billion	0.012%
Over $10 billion	0.010%

The Hartford Checks and Balances Fund, The Hartford Conservative Allocation Fund, The Hartford Equity Income Fund, The Hartford Growth Allocation Fund, The Hartford Growth Opportunities Fund, The Hartford MidCap Fund, Hartford Moderate Allocation Fund, Hartford Dividend and Growth HLS Fund, Hartford Disciplined Equity HLS Fund, Hartford Small Company HLS Fund, Hartford SmallCap Growth HLS Fund, and Hartford U.S. Government Securities HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.012%
Over $5 billion	0.010%

Hartford Growth Opportunities HLS Fund, Hartford Healthcare HLS Fund, Hartford MidCap HLS Fund, Hartford MidCap Value HLS Fund, Hartford Stock HLS Fund, Hartford Ultrashort Bond HLS Fund, and Hartford Value HLS Fund

Average Daily Net Assets	Annual Fee
All Assets	0.010%